Exhibit 15.1
November 8, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated November 8, 2006 on our review of interim financial information of Colonial Properties Trust for the three and nine month periods ended September 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006 is incorporated by reference in its Registration Statements on Form S-3 (File Nos. 333-38613, 333-55078, 333-104294, 333-105141 and 333-126125) and Form S-8 (File Nos. 033-84510, 333-14155, 333-27201, 333-27203, 333-27205, 333-60333 and 333-123829).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP